Valeant Pharmaceuticals International, Inc. February 23, 2015 Exhibit 99.1 Fourth Quarter and Full Year 2014 Financial Results and The Acquisition of Salix Pharmaceuticals

Forward-looking Statements
Note 1:  The guidance in this presentation is only effective as of the date given,
February 23, 2015, and will not be updated or affirmed unless and until the
Company publicly announces updated or affirmed guidance.
Forward-looking Statements
Certain statements made in this presentation may constitute forward-looking statements, including, but not limited to, statements regarding guidance with respect to expected revenues, non-GAAP cash earnings per share, adjusted cash flows from operations and organic product sales growth, future disclosures, patent exclusivity, launches and approvals of products, business development activities, share buybacks, and the 2015 strategic initiatives of Valeant Pharmaceuticals International, Inc. (the “Company”), as well as the proposed acquisition by the Company of Salix Pharmaceuticals, Ltd. (“Salix”), expected timing and benefits of the transaction, as well as the impact of the transaction on the Company’s future cash earnings per share. Forward-looking statements may be identified by the use of the words
“anticipates,” “expects,” “intends,” “plans,” “could,” “should,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.
These risks and uncertainties include, but are not limited to, the risk that the acquisition will not close when expected or at all; the risk that
Valeant’s business and/or Salix’s business will be adversely impacted during the pendency of the acquisition; the risk that the operations of the two companies will not be integrated successfully; and risks and uncertainties discussed in the Company's most recent annual or quarterly report filed with the Securities and Exchange Commission ("SEC") and other risks and uncertainties detailed from time to time in the
Company's filings with the SEC and the Canadian Securities Administrators ("CSA"), which factors are incorporated herein by reference.
Readers are cautioned not to place undue reliance on any of these forward-looking statements. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes.

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company uses non-
GAAP financial measures that exclude certain items. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with
GAAP.  The Company has provided preliminary results and guidance with respect to cash earnings per share, adjusted cash flows from operations and organic product growth rates, which are non-GAAP financial measures. The Company has not provided a reconciliation of these preliminary and forward-looking non-GAAP financial measures due to the difficulty in forecasting and quantifying the exact amount of the items excluded from the non-GAAP financial measures that will be included in the comparable GAAP financial measures. Reconciliations of historical non-GAAP financials can be found at www.valeant.com.
Non-GAAP Information

Additional Information
The tender offer described in this presentation has not yet commenced and this presentation is not a recommendation or an offer to purchase or a solicitation of an offer to sell shares of Salix. At the time the tender offer is commenced Sun Merger Sub, Inc. and the Company will file a Tender
Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, with the SEC, and
Salix will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. The Company and Salix intend to mail these documents to the stockholders of Salix.  These documents, as they may be amended from time to time, will contain important information about the tender offer and stockholders of Salix are urged to read them carefully when they become available. Stockholders of Salix will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov.  In addition, the Tender Offer Statement and other documents that the Company files with the SEC will be made available to all stockholders of Salix free of charge at www.valeant.com. The Solicitation/Recommendation Statement and the other documents filed by Salix with the SEC will be made available to all stockholders of Salix free of charge at www.salix.com.
Additional Information

3 1. Fourth Quarter and Full Year 2014 Results 2. Q1 2015 Guidance 3. Dendreon and Salix Update Agenda

Q4 2014 Q4 2013 Y/Y %
Total Revenue $2.3B $2.1B 10%
Cash EPS
(a)
$2.58 $2.15 20%
GAAP Cash Flow from Operations $816M $280M 191%
Adjusted Cash Flow from
Operations
(a)
$624M $607M 3%
(a) Excludes $287 million net gain from Allergan transaction, net of fees and out-of-pocket expenses
Q4 2014 Financial Results
1) Revenue would be $2.4B, or an increase of 16% Y/Y
2) Cash EPS would be $2.73, or an increase of 27% Y/Y
At constant currency rates:

Guidance
Q4 2014
Results
Q4 2014
Organic Growth –
Total Company
Same Store Sales
>12% 16%
Organic Growth –
Bausch +Lomb
>10% full year 2014
Q4 8%
Full Year 11%
Total Revenue ~$2.2B $2.3B
Cash EPS $2.55+ $2.58
Adjusted Cash Flow from
Operations
~$600M $624M
Restructuring & Integration
Costs
~$50M $47M
Total revenue and Cash EPS above October guidance, despite FX impact to revenue of $(42M) and Cash EPS impact of $(0.09)
Q4 2014 Results

(a) As reported.
(b) Excludes injectables for Q1 and Q2 in YTD organic growth.
Same Store Sales – Y/Y growth rates for businesses that have been owned for one year or more
Q1 2014
(a)
Q2 2014
(a)
Q3 2014 Q4 2014 2014
(b)
Total U.S. 2% 5% 29% 28% 19%
Total Developed 1% 2% 22% 20% 14%
Total Emerging Markets 3% 8% 12% 6% 8%
Total Company 1% 4% 19% 16% 13%
Pro Forma – Y/Y growth rates for entire business, including
businesses that have been acquired within the last year
Q1 2014
(a)
Q2 2014
(a)
Q3 2014 Q4 2014 2014
(b)
Total U.S. 3% 9% 24% 27% 17%
Total Developed 3% 7% 18% 19% 13%
Total Emerging Markets 4% 10% 9% 6% 8%
Total Company 4% 8% 16% 15% 11%
2014 Organic Growth Including All Generic Impact

Bausch + Lomb Organic Growth
(a) Y/Y growth reflects shift in commercial model from sale of Victus lasers to lease arrangements.
Excluding the impact of this change, Q4 organic growth is flat and FY organic growth is 5%
Country/Region Q4 2014
Product
Sales
Y/Y% 2014 Since
Acquisition
(8/5/13)
United States
$386M 8% 12% 13%
Consumer
$102M 4% 12% 11%
Rx Pharma
$118M 7% 11% 13%
Surgical
$56M -4%
(a)
4% 8%
Contact Lens
$43M 13% 16% 14%
Generics
$67M 29% 21% 25%
Other Developed
Markets
$264M 2% 6% 4%
Emerging Markets
$211M 15% 14% 14%
Total $861M 8% 11% 10%

Top 20 products revenue of $795M in Q4 2014, representing 36% of total revenue
Top 20 products grew 28% Q4 2014 over Q4 2013 and 20% YTD
All 20 products grew in Q4 2014 over Q4 2013
Jublia now our 4
th
largest product
Top 20 products demonstrate diversification
Largest product contributed ~3.6% of Q4 revenue
Top 10 products contributed 24% of Q4 revenue
Mix of products includes Rx, OTC, and devices
2014 Top 20 Global Brands

Q4 2014 Top 20 Global Brands
($M)
Product Q1 Q2 Q3
Q4
2014
1) Wellbutrin
®
$69 $72 $80 $82 $303
2) Ocuvite
®
/ PreserVision
®
$59 $66 $62
$62
$250
3) Solodyn
®
$51 $43 $53 $61 $210
4) Jublia
®
$0 $3 $12
$54
$69
5) Xenazine
®
$50 $54 $56 $52 $212
6) Targretin
®
Capsules $15 $29 $44
$48
$136
7) ReNu Multiplus
®
$55 $49 $41 $46 $192
8) Lotemax
®
Franchise $26 $45 $35
$45
$151
9) Carac
®
$12 $12 $14
$42
$80
10) Arestin
®
$15 $30 $30
$38
$113

Q4 2014 Top 20 Global Brands
($M)
Product Q1 Q2 Q3
Q4
2014
11) Zovirax
®
Franchise $40 $19 $23
$35
$117
12) Syprine
®
$19 $18 $20 $31 $88
13) Elidel
®
$26 $25 $22
$31
$103
14) Retin-A
®
Franchise $18 $19 $30 $30 $98
15) CeraVe
®
$22 $28 $20
$27
$95
16) BioTrue
®
Solution $24 $27 $26 $25 $103
17) Artelac
TM
$24 $27 $25
$24
$100
18) Ziana
®
$29 $26 $35 $23 $68
19) Boston
®
Solutions $19 $20 $20
$21
$80
20) Prolensa
®
$17 $13 $16
$20
$65

LUZU TRx up 12%, sequentially
Retin-A Micro 0.08% TRx up ~200%, sequentially
Consumer, $141M Revenues, 6% Y/Y Growth
CeraVe - fastest growing (major) skin care brand: 49% growth Y/Y
PreserVision AREDS 2 - #1 selling Vitamin SKU
(a)
: 17% growth Y/Y based on consumption
(a) Source: IRI consumption data.
Q4 U.S. Business Highlights (1/3)
4Q sales of $54M; Annualized run rate >$200M
Weekly scripts are now above 20,000, yielding an annualized run rate of ~$250M
DTC campaign now driving primary care physician prescribing to ~40% of script volume
Strong growth for promoted brands, e.g. Solodyn, Elidel, Retin-A Franchise
JUBLIA launch continues strong growth trend
Entire PreserVision brand grew 14% Y/Y
BioTrue Multipurpose Solution: 7% growth Y/Y
Dermatology, $425M Revenues, 70% Y/Y Growth

3rd straight quarter of double digit growth
Market share now 10%
(a)
in the U.S.; 3% point market share improvement since
acquisition (8/13)
Ultra continues to gain momentum
Total revenues for Ultra were $4.2 million – capped due to capacity constraints
First Ultra commercial manufacturing line expected to come on-line in Q2, with second line up in Q4
Signed strategic partnership with Vision Source, the largest independent doctor alliance group, across all brands and solutions
(a) Source: GfK
Q4 U.S. Business Highlights (2/3)
Ophthalmology Rx, $132M Revenues, 8% Y/Y Growth
Continued strong performance of Prolensa, and Lotemax franchise
Contact Lenses, $43M Revenues, 13% Y/Y Growth

Surgical, $57M Revenues,  -5% Y/Y Growth
Number of cataract surgeries flat in Q4, continuing into Q1; given demographics, we expect a rebound to historic growth rates
Decline in Excimer laser sales
Continuing to gain share in IOLs and Femtosecond lasers with increased sales of Victus machines
Neuro & Other/Generics, $453M Revenues, 28% Y/Y Growth
Neuro & Other growth driven by Xenazine, Wellbutrin XL, Cuprimine/Syprine and Virazole
Generics business continues to benefit from competitor stock outs and AG launches
Dental, $41M Revenues,  38% Y/Y Growth
Continued growth from Arestin and 2014 product launches (Onset, Ossix Plus)
Q4 U.S. Business Highlights (3/3)

Emerging Markets-Europe/Middle East, $267M Revenues,  9% Y/Y Growth
Strong performance despite significant FX headwinds
33% Y/Y growth excluding the impact of FX; FX impact on European Emerging Markets: ~ $(60M) in revenue
13% organic growth in Russia
> 20% organic growth in Middle East; Medpharma off to a terrific start
Emerging Markets-Asia, $143M Revenues,  12% Y/Y Growth
15% Y/Y growth excluding the impact of FX
Continued strong growth in a number of countries including China (12%), Korea (15%), and Malaysia (24%)
In Q1, Bescon lenses launched in China, Korea, and Japan; expanding capacity to meet demand in Asia and rest of world
Armoxindo (Indonesia) acquisition off to a strong start
Emerging Markets-Latin America, $113M Revenues,  -7% Y/Y Growth
3% Y/Y growth excluding the impact of FX
11% organic growth in Mexico
Brazil continues to struggle due to slower market growth and weakness in the Probiotica business
ROW Developed, $423M Revenues,  -13% Y/Y Growth
-5% Y/Y growth excluding the impact of FX
Significant currency headwinds: Euro, Yen, Canadian Dollar, Australian Dollar
Both Western Europe and Japan grew organically at low single digits
Australia and Canada with flat organic growth due to patent expiries: Wellbutrin (Canada) and Aldara and
Tambocor (Australia); but we expect to return to growth in the first half of 2015
Q4 Rest of World Business Highlights

B+L Restructuring and Integration charges were $15M for the quarter, down from $36M in
Q3
In Q4, $29 million relates to deals closed in 2014 including Solta (Q1), ECR (Q2), Croma
(Q3), Precision (Q3), Bescon (Q3), and MedPharma (Q4)
Only $3 million of Q4 restructuring and integration charges relate to deals closed more than
12 months ago and was primarily due to the closure of an Obagi facility
Excluding Dendreon and Salix, restructuring and integration charges will continue to trend to zero
We expect restructuring and integration charges equivalent to ~65% of annual synergies for both Dendreon and Salix
Q1 Q2 Q3
Q1 2015 Q2 2015
Q4 Estimate
(a)
Estimate
(a)
Restructuring / Integration
Expense
$135M $143M $63M $47M < $25M < $15M
Restructuring and Integration Charges
(a) Excludes Dendreon and Salix restructuring and integration charges

Adjusted Q4 cash flow impacted by the acceleration of interest payments for the repayment of $945 million of bonds in Q4 and increase in prepaid expenses, including cost of DTC campaigns associated with new product launches
Full Year 2014 Cash Flow from Operations
(a) Excludes $287 million gain from Allergan transaction in Q4 and YTD 2014
Q1 Q2 Q3 Q4 Full year
Adjusted Net Income 600 651 719 880 2,850
GAAP Cash Flow
from Operations 484 376 619 816 2,295
Adjusted Cash Flow
from Operations
(a)
636 500 771 624 2,532
Cash conversion 89%
Investment in
Working Capital 43 166 13 343 565

Significant deleveraging in 2014 from 4.5x adjusted pro forma EBITDA to
3.5x
Debt reduced from $17.6B to $15.4B in 2014
Repaid $1.2B debt in Q4, including $945M bonds and $255M Term Loan
Accounts Receivable DSO* in line with previous quarters (calculated using gross sales):
Q1 2014: 72 Days
Q2 2014: 66 Days
Q3 2014: 64 Days
Q4 2014: 66 Days
Due to changes in product mix and higher gross sales, accounts receivable increased by $196M with an offsetting increase in accrued liabilities of ~$123M related to rebates, returns and allowances
Net increase of ~$73M in receivables net of accrued liabilities in Q4 vs. Q3 2014 against $224M increase in net sales
* Gross revenue is disclosed in 10K for calculation purposes
Balance Sheet

Q1 2015

Organic growth of 10-15% for total company
Strong performance in a number of our businesses, including:
U.S.: Dermatology, Contact Lenses, Dentistry, Obagi, Consumer
Ex-U.S.: China, Thailand, Malaysia, Mexico, Middle East, Poland
Continued momentum in 2014 launch brands: Jublia, Ultra, Retin-A Micro 0.08%
Strong early days for Onexton
Soft market conditions in Western Europe and Russia will result in low single-digit organic growth for both Western Europe and EMENA businesses in Q1
Expect Cash EPS of at least $2.30 per share
Outperformance in the U.S. will continue to offset foreign exchange headwinds
Plan to update 2015 guidance on Q1 2015 conference call to reflect:
Dendreon: expected to be accretive in 2015
Salix: due to work-down of wholesaler inventory levels, expected to be modestly accretive in 2015, but >20% accretive in 2016
Base business outperformance
Q1 2015 Guidance

Dendreon

Dendreon
Purchased assets for $415M net of cash
Represents 1.3x sales
The increased $15M from the original $400M was for a pipeline product and tax attributes
Oncology is a platform that fits the Valeant business model
Strong market growth
Concentrated specialist prescribers where relationships matter
Some large pharma companies beginning to de-emphasize
Favorable reimbursement
Opportunity to invest in targeted R&D for additional indications
A company that fits our investment criteria
Provenge, a unique immunotherapeutic, is durable, and we believe we can accelerate its growth
Provides significant optionality, establishing a platform for additional tuck-in acquisitions
Under-managed company; infrastructure built for a $1B+ product
Financially compelling transaction
Synergies of ~$130M+ (including manufacturing) excluding benefit of VRX corporate structure
Ability to increase gross margin to approximately 65% by the end of 2015, with a longer term plan to reach ~80%
IRR of ~30% at statutory tax rates, with a cash payback of ~5 years

Salix

Transaction Highlights
Acquiring all outstanding shares for $158.00 per share in cash
Enterprise value of approximately $14.5 billion
Fully committed financing from a syndicate of banks led by Deutsche Bank and HSBC
Expected to close in the second quarter of 2015
Transaction creates a new specialty platform for growth
Branded GI market is growing at 5%
Salix’s key promoted products are showing strong double digit growth
Expected near-term approval for IBS-D indication of Xifaxan, providing an additional catalyst for future growth
The launch of Uceris Foam and the approval of Relistor Oral will also contribute to future growth
Attractive near-term pipeline
Compelling returns for Valeant shareholders
Expected to achieve run rate cost synergies of >$500 million across combined company cost base within six months
From a 2015 ~$750M Salix OPEX base and a ~$3.2B combined company OPEX base
Does not include any benefits of Valeant’s corporate structure
No planned reductions to Salix’s Specialty sales forces or Hospital, Key Account, and Field
Reimbursement teams; optimal size of Primary Care sales force to be evaluated
IRR and cash payback in-line with our other large transactions
Greater than 20% accretive in 2016

Salix is an Attractive Entry Into a Growing
Therapeutic Area
Concentrated specialist prescriber population
Sales representative and prescriber relationship matters
Less of a priority for many larger pharmacos
Favorable reimbursement
Opportunity for low-risk, incremental innovation
Market segment growth higher than average
Strong underlying volume growth in core products
Attractive short-term pipeline
Significant opportunity to create value through application
of Valeant operating model
Financially compelling returns
Platform for value-added tuck-in acquisitions
Criteria Salix
GI
market
Salix

Attractive market fundamentals
Growing market with attractive sub-
segments
Significant patient unmet needs, since
illnesses are:
Typically chronic
Damaging to quality of life
Undertreated
Strong potential to significantly expand
the IBS-D market through DTC and
other commercial levers
Majority of prescribing influenced by a
concentrated specialist GI population
Competition primarily mid-sized and
smaller players
Why Gastrointestinal?
1 Excludes gastroesophageal reflux disorder and includes estimated GI revenue of major immunomodulators
2 Other includes opioid induced constipation, ulcers, hemorrhoids, pancreatic insufficiency, etc.
SOURCE: EvaluatePharma, CDC
+5%
CAGR
Diarrhea
Ulcers
Pancreatic
insufficiency
Constipation
300
2014 2019E
Other
2
550
1,600
11,200
5,000
6,700
650
1,200
8,700
U.S. Branded GI drug sales
1
USD MM
800
850
750
750
750
USD MM
and Irritable
Bowel Syndrome
Inflammatory
Bowel Disease

NONSYSTEMIC Xifaxan550
rifaximin 550 mg tablets

NONSYSTEMIC Xifaxan
(rifaximin) tablets 200 mg

apriso
(mesalamine) 0.375g
EXTENDED RELEASE CAPSULES

UCERIS
(budesonide) extended release tablets

RELISTOR
methylnaltrexone bromide
subcutaneous injection

VALEANT
Pharmaceuticals International, Inc.

(a) Source: IMS
Salix at a Glance
Mid-sized specialty pharma company that is a clear
leader in the GI market
Ranked #1 GI sales force 3 of the past 4 years
(a)
Xifaxan comprises ~50% revenue
Approved for Hepatic Encephalopathy (HE) and
Traveler’s Diarrhea
PDUFA date for IBS-D – May 27, 2015
Other major products for Ulcerative Colitis (Apriso
and Uceris) and opioid induced constipation
(Relistor) with attractive growth prospects
Attractive, low-risk short-term pipeline
Xifaxan IBS-D indication
Relistor oral indication (approval expected
2016/2017)
Xifaxan Crohn’s indication
Xifaxan Early decompensated liver cirrhosis
indication
Traveler’s Diarrhea &
Hepatic Encephalopathy (HE)
Ulcerative Colitis
Ulcerative Colitis
Opioid Induced Constipation

Recent Salix TRx Growth
Xifaxan TRx trends Apriso TRx trends
Relistor TRx trends Uceris TRx trends
0
120,000
160,000
140,000
3Q13 1Q13 2Q13 4Q13 2Q14 3Q14 1Q14 4Q14
0
140,000
80,000
100,000
120,000
4Q14 3Q14 2Q14 1Q14 4Q13 3Q13 2Q13 1Q13
9,000
8,500
9,500
10,500
11,000
11,500
0
10,000
4Q14 3Q14 2Q14 1Q14 4Q13 3Q13 2Q13 1Q13
3Q13 4Q13 1Q14 2Q14 4Q14 3Q14 2Q13 1Q13
Sources: SHS PHAST Retail
17% y/y 25% y/y
15% y/y 107% y/y
0
5,000
10,000
15,000
20,000
25,000
30,000
35,000

Salix Adds Another Growth Platform in
the U.S.
2015(E) Valeant U.S. Revenue
2015(E) Pro Forma U.S. Combined Company
Revenue
1
Excludes the impact of wholesaler inventory levels
Gastrointestinal
24%
30%
Consumer
8%
22%
Eye Health
12%
Oncology
4%
Eye Health
29%
11%
16%
39%
5%
Consumer
Oncology
Total: ~$5.9B Total: ~$7.9B
1
Neurology&Other/
Dental/Gx
Neurology&Other/
Dental/Gx
Dermatology
Rx
Dermatology
Rx

On November 6, 2014 Salix disclosed that it had 5-9 months of inventory of its top four products at wholesalers
Valeant has conducted extensive due diligence and taken into account Salix’s wholesaler inventory levels and remediation plan, as well as associated potential litigation and regulatory exposure
Valeant expects to work down wholesaler inventory and plans to target two months or less of inventory by year-end 2015
The net impact of the plan to reduce wholesaler inventory levels on 2015 revenues is expected to be greater than ~$500 million
Wholesaler Inventory Management

Product
Condition/
Indication
Patent
Expiry Competitive advantage
2015E revenue
(% contribution)
Base case
volume
growth
assumptions
2015(E) vs.
2014
Xifaxan
Hepatic
encephalopathy/
Travelers’
diarrhea
2029
Label expansion expected into
IBS-D
$900
(50%)
30%
Uceris Ulcerative colitis 2031
Favorable safety profile
Foam formulation to expand usage
$195
(10%)
40%
Apriso
Maintenance of
remission UC
2022
3
Strong formulary coverage
$150
(8%)
5%
Purgatives Colon cleansers
Moviprep differentiated by the
inclusion of ascorbic acid in its
formulation
$85
(4%)
0%
Relistor
Injection
OIC 2030
Recent label expansion for
treatment of patients on opioids for
chronic pain unrelated to cancer;
Relistor Oral approval expected
2016/2017
$80
(4%)
5%
Glumetza Type 2 diabetes 2016
3
Extended release formulation allows
more convenient dosing
$200
(10%)
5-10%
Key Products
($M)
1 Excludes the impact of wholesaler inventory levels
2 Patent expiry for Moviprep, which has majority of revenue
3 Reflects generic entry settlement date
1
2018
2,3

No planned reductions to Salix’s Specialty sales forces or Hospital, Key
Account, and Field Reimbursement teams; optimal size of Primary Care sales force to be evaluated
Run-rate cost savings achieved within 6 months; expected integration costs of ~65% of total annual synergies
Significant Combined Company Synergy
Opportunity
2015(E) Combined Cost
($M)
Synergies ($M) % Reduction
SG&A
~$2,700 ~$350 13%
R&D
~$450 ~$150 33%
Manufacturing
(COGS)
~$2,600 $0 0%
Total ~$5,750 >$500 9%

Transaction is entirely debt financed
Transaction will be financed with a combination of bank debt (~35% of total) and bonds (~65% of total)
Committed financing from Deutsche Bank, HSBC, MUFG, DNB Bank ASA, and SunTrust
Robinson Humphrey, Inc.
$22.5B in committed debt consisting of $15B to finance the transaction and $7.5B to backstop
VRX’s existing secured debt while seeking amendment to credit agreement
~5.6x Net Debt/ Adjusted Pro Forma EBITDA
Negatively impacted by Salix’s artificially low EBITDA due to its plan to reduce wholesaler inventory levels
Attractive deleveraging profile – company expects leverage to be below 4.0x by the second half of
2016
In 2016, Valeant expected to have pro-forma EBITDA in excess of $7.5 billion and free cash flow in excess of $4.0 billion before any mandatory repayments
BD activity to focus on tuck-ins
In the near term, we continue to expect combined company tax rate of ~5%
Greater than 20% accretion in 2016
Modestly accretive in 2015 due to the plan to reduce wholesaler inventory levels
Financing and Financial Impact

Enterprise Value
($ M)
Salix Equity
(65.7M fully diluted shares at $158/share)
$10,382
2015 Convertibles $1,181
2019 Convertibles $1,683
Term Loan $1,126
Senior Notes due 2021 (including
breakage)
$857
Estimated balance sheet cash/convert hedge unwind ~$(660)
Total enterprise value ~$14,500
Note: includes accrued interest; excludes fees and expenses

2015 is off to a strong start
Many businesses are over-delivering against high expectations, e.g.,
U.S. Dermatology (e.g., Jublia, Onexton)
U.S. Contact Lens business and U.S. Consumer
Middle East and Africa
China
Salix: A new platform for growth
Attractive, growing market
Exciting portfolio of growth products
Attractive tuck-in opportunities
We will report Salix and Dendreon going forward as two U.S. business units, including revenue and restructuring and integration charges; this will enable investors to see the continued strong organic growth performance of our base business
Look forward to updating guidance on our Q1 conference call
Summary

Valeant Pharmaceuticals International, Inc. February 23, 2015 Fourth Quarter and Full Year 2014 Financial Results and The Acquisition of Salix Pharmaceuticals

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VALEANT
Pharmaceuticals International, Inc.

2014 2013 Y/Y %
Total Revenue $8.3B $5.8B 43%
Cash EPS $8.34 $6.24 34%
GAAP Cash Flow from Operations $2.29B $1.04B 120%
Adjusted Cash Flow from
Operations*
$2.53B $1.78B 42%
Cash Conversion 89% 87% N/A
* Excludes $287M gain from Allergan transaction
Full Year 2014 Financial Results

JUBLIA

20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
6/6/2014
6/20/2014
7/4/2014
7/18/2014
8/1/2014
8/15/2014
8/29/2014
9/12/2014
9/26/2014
10/10/2014
10/24/2014
11/7/2014
11/21/2014
12/5/2014
12/19/2014
1/2/2015
1/16/2015
1/30/2015

VALEANT
Pharmaceuticals International, Inc.

• 4Q 2014 sales >$50 million • Annualized run rate >$200 million DTC TV 20,000+ Jublia Weekly TRx Growth Accelerating from DTC 38

TACKLE IT
WITH
JUBLIA®
(efinaconazole)
Topical Solution 10%

VALEANT
Pharmaceuticals International, Inc.

•
Strong integrated DTC campaign
igniting growth
•
TV, Print, Digital to maximize
Super Bowl airing
•
Reached an audience of >50M
Households, >114M People
•
Generated more than 1.2 Billion
media impressions
•
DTC activating largest pool of
patients who see PCPs
•
PCPs are now largest group of
prescribers
New JUBLIA Football Commercial
Debuted During Super Bowl

| | | | | |
|---|---|---|---|---|
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VALEANT
Pharmaceuticals International, Inc.

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014
Total Revenue $2,064M $1,886M $2,041M $2,056M $2,280M
Cost of Goods Sold%
(% of product sales)
26% 26% 28% 26% 24%
SG&A%
(% of total revenue)
22% 26% 25% 24% 23%
R&D Expense $60M $61M $66M $59M $59M
Operating Margin
(% of total revenue)
(excluding amortization) 49% 45% 44% 47% 50%
Cash EPS (Reported) $2.15 $1.76 $1.91 $2.11 $2.58
GAAP Cash Flow from Operations $280M $484M $376M $619M $816M
Adjusted Cash Flow from Operations* $607M $636M $500M $771M $624M
Fully Diluted Share Count 341M 342M 341M 341M 342M
* Excludes $287M gain from Allergan transaction
Financial Summary

Significant Q4 FX headwinds from October spot rates
Q4 impact
Russian Ruble (17.6)%
Euro (2.8)%
Japanese Yen (8.2)%
Polish Zloty (2.7)%
Mexican Peso (2.6)%
Australian Dollar (3.3)%
Brazilian Real (3.7)%
Serbian Dinar (3.6)%
Canadian Dollar (0.9)%
Singapore Dollar (2.9)%
British Pound (1.2)%
South Korean Won (2.2)%
Currency
Q4 Actual % Change
vs. 10/15/14
FX Impact on Q4 versus October
Guidance
• Revenue: ~$(42)M
• Cash EPS: ~$(0.09)